EXHIBIT 23.1





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS





Barringer Technologies Inc.
Murray Hill, New Jersey


        We hereby consent to the incorporation by reference in Registration Nos. 33-78888 and 333-11629 of Barringer Technologies Inc. on Forms S-3 of our report dated February 12, 1997, relating to the consolidated financial statements and schedule of Barringer Technologies Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.


                                          /s/BDO Seidman, LLP
                                          _______________________________
                                          BDO SEIDMAN, LLP


Woodbridge, New Jersey
March 26, 1997